EXHIBIT NO. 10.4

                       SALES AGREEMENT BETWEEN THE COMPANY
                  AND MANNESMANN DEMATIC RAPISTAN CORPORATION,
                              DATED AUGUST 21, 1998

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The Children's Place
Proposal Number 141110
Revision 01
July 17, 1998

                                 SALES AGREEMENT

This Sales Agreement, hereinafter called "Agreement," made by and between THE CHILDREN'S PLACE, hereinafter called "PURCHASER," and Mannesmann Dematic Rapistan Corp., 507 Plymouth Avenue, N.E., Grand Rapids, Michigan, 49505, hereinafter called "Rapistan Systems," constitutes Agreement of the parties as follows:

1. Rapistan Systems agrees to sell to PURCHASER and PURCHASER agrees to purchase from Rapistan Systems, the equipment and any services described in Rapistan Systems Proposal No. 141110 - Rev. 01, dated July 17, 1998, Pages 1 through 108, for the price set forth in the Proposal and on the terms and conditions of Exhibit A.

2. This Agreement constitutes the entire agreement between the parties and no oral or other representation shall prevail. Any changes, modifications, or additions to this Agreement are binding and enforceable only if made in writing and signed by both parties.

3. Including Rapistan project #141110-Addendum 01 dated August 19, 1998 revised page 105, Project #141110-Rev 02 and revised schedule-Rev 02 dated August 14, 1998.

Approved and Executed By:

THE CHILDREN'S PLACE                MANNESMANN DEMATIC RAPISTAN CORP.


/s/ Stan Silver                     Wiliam Ostermeyer
Signature                           Signature

President and COO                   August 21, 1998
Title                               Title  District Sales Manager

August 21, 1998                     August 21, 1998
Date                                Date

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The Children's Place
Proposal Number 141110
Revision 2
August 19, 1998

                                  PAYMENT TERMS

Rapistan Systems agrees to submit invoices, and PURCHASER agrees to pay invoices in accordance with the invoice and payment schedule shown below. All payments shall be made at the address indicated on Rapistan Systems invoice.

A late payment charge of one one-hundredths (.01) of one percent per day (3.60% per annum, based upon a 360-day year) will be added to any amount not received by Rapistan Systems on or before the invoice payment date indicated on the payment schedule. Where this rate exceeds a maximum rate permitted by applicable law, the permissible rate will apply.

If this Agreement provides for Rapistan Systems to install the Equipment, the final invoice, per the invoice and payment schedule, may be held as retainer. PURCHASER will pay the retainer amount within 60 days after Rapistan Systems completion of Installation. However, should there be a dispute about the completion of the Installation, then PURCHASER shall inform Rapistan Systems of any claimed defects in the Equipment and the amount of any retainer necessary to correct claimed defects will be mutually determined. PURCHASER will then pay the final invoice less the determined amount. PURCHASER will pay the remaining retainer upon correction by Rapistan Systems of any defects in the Equipment as mutually determined.

*DATE INVOICE                                              *DATE PAYMENT
RECEIVED BY                                                 RECEIVED BY
PURCHASER                           INVOICE VALUE           RAPISTAN SYSTEMS
---------                           -------------           ----------------

Down Payment (With P.O.)             $464,113.00            With Order
Month 1                               266,089.00            Net 30 Days
Month 2                               210,240.00            Net 30 Days
Month 3                               206,621.00            Net 30 Days
Month 4                               200,368.00            Net 30 Days
Month 5                               144,266.00            Net 30 Days
Month 6                               179,109.00            Net 30 Days
Retainer (Installation Complete)      185,645.00            Upon Receipt
                                    ------------
                   TOTAL           $1,856,451.00            Base Bid

*Invoices and payments will be forwarded to provide for receipt by the appropriate party on or before the date shown.

                           DELIVERY AND SHIPPING TERMS

Delivery and shipping terms for the Equipment shall be freight collect, third-party billing.
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F.O.B Origin,  Grand Rapids, Michigan, Mississauga, Ontario, Canada.

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August 19, 1998

Mr. Sal Pepitone
The Children's Place
1 Dodge Drive
West Caldwell, NJ  07006

RAPISTAN SYSTEMS PROJECT NO. 141110 - ADDENDUM 01
SECAUCUS, NJ DC CONVEYOR SYSTEM

Dear Sal:

This Addendum reflects the system to be installed at your new DC in Secaucus, NJ per drawing No. 141110-Q310 - Rev. B.

The following cost summary indicates all options and changes to the original base system:

Original Base Bid..........................................$1,787,328.00

Eliminate Dual Induct - Implement
  Single Line Induct............................Deduct.......(154,717.00)

Option 'A'......................................Add...........283,051.00

Add Belt Merge..................................Add............25,894.00

Eliminate One (1) Receiving Line................Deduct.......(143,980.00)

Provide Scan/Label on Full Case Line............Add............56,981.00

Combine QC and No-Read Line ....................Deduct........(21,893.00)

Add One Trailer Loader..........................Add............23,787.00

            TOTAL SYSTEM...................................$1,856,451.00

Above pricing excludes freight and taxes.

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RAPISTAN SYSTEMS PROJECT NO. 141110 - ADDENDUM 01
SECAUCUS, NJ DC CONVEYOR SYSTEM
August 19, 1998
Page 2

The following revised payment schedule reflects the changes you requested:

*DATE INVOICE                                              *DATE PAYMENT
RECEIVED BY                                                 RECEIVED BY
PURCHASER                           INVOICE VALUE           RAPISTAN SYSTEMS
---------                           -------------           ----------------

Down Payment (With P.O.)             $464,113.00            With Order
Month 1                               268,921.00            Net 30 Days
Month 2                               240,218.00            Net 30 Days
Month 3                               236,710.00            Net 30 Days
Month 4                               230,860.00            Net 30 Days
Month 5                               195,594.00            Net 30 Days
Month 6                               127,212.00            Net 30 Days
Retainer (Installation Complete)       92,823.00            Upon Receipt
                                    ------------
                   TOTAL           $1,856,451.00

We have also provided responses to your contractual questions:

1. Both hardware and software warranty will begin upon beneficial use of the system.

2. Specifically, regarding computer hardware, the warranty (from manufacturer) begins when we receive the equipment at our shop. We will define this to be at most one (1) month prior to shipment to your facility.

3. Payment terms have been changed to reflect your request. We will also extend the date payment received to net 30 days.

We have also attached a revised composite cost summary sheet. If you have any questions, please call me.

Very truly yours,


/s/ William M. Ostermeyer

William M. Ostermeyer
District Sales Manager

Attachments


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                                    EXHIBIT A
                          GENERAL TERMS AND CONDITIONS

1. TAXES: Unless otherwise indicated, the price does not include any sales, use, excise, or similar taxes, and Purchaser shall be responsible for all such taxes, whether or not invoiced by Mannesmann Dematic Rapistan Corp. (hereinafter "Rapistan Systems"). If taxes are included as part of the price and the rate or base of the tax is increased or decreased, Purchaser will pay any increased taxes, and Rapistan Systems will give credit for any tax decrease. Absent written agreement to the contrary, Rapistan Systems will pay the tax and be reimbursed by the Purchaser.

In the event Purchaser is exempt from such taxes or should Purchaser elect to pay such taxes directly to the taxing authority, then Purchaser will provide Rapistan Systems with a valid tax exemption certificate or similar document satisfactory in form to Rapistan Systems.

2. WARRANTY: Rapistan Systems warrants that goods sold by Rapistan Systems will be free from defects in material and workmanship for a period of one year from the date of installation or two thousand hours of operation, whichever occurs first. Where installation of the equipment is by someone other than Rapistan Systems, the one year warranty period will commence with shipment of the equipment. Rapistan Systems' obligation under this warranty is limited to repairing or replacing, at Rapistan Systems' option, F.O.B. manufacturing plant, any part of the goods found to be defective within the warranty period. This obligation is conditioned upon receipt by Rapistan Systems of prompt written notice of the claimed defect, including a description of the defect and its discovery, and the opportunity for Rapistan Systems to inspect the goods in the purchaser's facility. This obligation does not include costs of labor or other charges incurred in removing or reinstalling part, and does not apply to goods damaged by misuse, neglect or accident or to goods which have been improperly applied, installed, adjusted, operated, maintained, repaired or altered by persons other than Rapistan Systems.

      If the goods include computer hardware or software acquired from original manufacturers, Rapistan Systems' obligation will be limited to conveying and transferring to Purchaser any interest, rights and/or warranties which Rapistan Systems may obtain.

      RAPISTAN SYSTEMS MAKES NO ADDITIONAL WARRANTIES, EXPRESS OR IMPLIED, ASTO ANY GOODS, AND IN PARTICULAR RAPISTAN SYSTEMS MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

3. INSURANCE BY RAPISTAN SYSTEMS: Rapistan Systems will maintain insurance covering its operations as follows:


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      a.    Worker's Compensation Insurance as required by the state having jurisdiction over Rapistan Systems and Employer's Liability with limit of $1,000.000.
      b. Comprehensive General Liability Insurance with combined single limit for bodily injuries and property damage of $1,000,000.
      c. Automotive Liability Insurance for bodily injuries, including death and property damage with combined single limit of $1,000,000.

            Rapistan Systems may, at its sole option, satisfy these requirements with commercial insurance or through a program of combined self-insurance, self-insured retention, and excess insurance.

            Certificates of insurance or letter of authority to self-insure will be furnished upon request.

4. INSURANCE BY PURCHASER: Purchaser assumes all risk of loss from damage and destruction of the material and equipment and any applicable installation charges thereof. Such risk of loss will transfer to Purchaser at the F.O.B. point pursuant to the shipping terms of the Agreement. Purchaser agrees to acquire and maintain all risk insurance covering damage and destruction of the materials and equipment at replacement value and in no event less than the purchase price including any increases by change order(s). The insurance policy or policies shall name Rapistan Systems as an insured, shall provide for 20 days prior notification to Rapistan Systems if the insurance coverage is terminated, reduced, or otherwise materially modified, and shall provide that the insurance proceeds shall be payable to Rapistan Systems and Purchaser as their interests may appear. Payments made by an insurance carrier to Rapistan Systems as a result of such damage or destruction of the equipment will be applied against the purchase price and any other amounts owed by Purchaser under the Agreement. Purchaser shall furnish Rapistan Systems with certificates evidencing such insurance.

5. INDEMNIFICATION: The equipment furnished hereunder will be manufactured with Rapistan Systems safety features and furnished with user safety instructions. The operation of the equipment with safety features removed or modified and/or the disregard of the user safety instructions is outside of Rapistan Systems' control and is the responsibility of the Purchaser. Therefore, Purchaser agrees to indemnify and hold Rapistan Systems harmless from any and all claims, demands, liabilities, causes of action, suits, costs, and expenses of any kind or nature (including attorney's fees) for loss or damage which may be suffered by Rapistan Systems as a result of injury to persons arising from such removal or modification to Rapistan Systems furnished safety features and/or the disregard of Rapistan Systems furnished safety features and/or the disregard of Rapistan Systems-furnished user safety instructions, including any person injured while riding, sitting, stepping, walking, or climbing on the equipment furnished hereunder.


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6.    CHANGE ORDER: The parties may agree at any time prior to final payment of the Agreement to make additions, deletions, or other revisions by Change Order or Work Order (as defined below) without invalidating the Agreement. No such changes will be performed by Rapistan Systems until an approved Change Order or Work Order is executed as provided below.

      a. When the price, schedule and other conditions relating to the change can be determined prior to the start of work under the change, a document describing this change (Change Order) will be issued for execution by the parties.
      b. When the change requires immediate action and the issuance of an executed Change Order with firm price would unreasonably delay the change, Purchaser shall place its signature upon a document authorizing Rapistan Systems to proceed with the change (Work Order). After the change under the Work Order has been completed, Rapistan Systems will calculate the firm price for the change using actual costs (including overhead and reasonable profit) current at time of performance of the work. Completed Work Order(s) will be incorporated into a Change Order for execution by the parties.

            Unless expressly modified by a Change Order or Work Order, the provisions of the Agreement will govern all work performed under such Change Order or Work Order.

7. LIENS: Rapistan Systems will protect Purchaser as to any lien asserted against Purchaser's property for work, material, or services furnished by others at Rapistan Systems' request when Purchaser makes the payments provided for in the Agreement.

8. RIGHTS AND REMEDIES: If Rapistan Systems defaults in the performance of any of its obligations under the Agreement (other than its obligations under Article 2 hereof) and if Rapistan Systems has not cured the default or implemented a plan to cure the default in a diligent manner within 20 days after Purchaser shall have given Rapistan Systems written notice of the default, or such other time period as mutually agreed upon, Purchaser shall have the right to terminate the Agreement upon written notice to Rapistan Systems. In the event of such termination, Purchaser may (i) pay to Rapistan Systems the reasonable value of equipment and services already provided to Purchaser, or (ii) complete the work specified in the Agreement.

      If purchaser elects to complete the work and the reasonable costs of completion exceed the unpaid balance of the Agreement price, Rapistan Systems shall pay the difference to the Purchaser. If the unpaid balance of the purchase price exceeds the reasonable cost of completion, Purchaser shall pay the difference to Rapistan Systems.

      If Purchaser fails to pay the purchase price or any installment thereof, 10 days after it is due, or if Purchaser defaults in the performance of any of its other obligations under the Agreement and if the default continues 20 days after Rapistan Systems gives Purchaser


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      written notice thereof, or such other time period as mutually agreed upon, then Rapistan Systems shall have the right to (i) suspend performance of its obligation under the Agreement until the default is cured, or (ii) exercise any remedy provided for in the Agreement, or available to Rapistan Systems under the applicable law.

9.   SECURITY INTEREST AND TITLE:

a. Rapistan Systems retains a security interest in the equipment to secure the purchase price payable by Purchaser under the Agreement and all other amounts now and hereafter owing by Purchaser to Rapistan hereunder. Upon request by Rapistan Systems, Purchaser will execute and deliver to Rapistan Systems a financing statement evidencing this security interest.
b. Rapistan Systems hereby grants Purchaser a single site non-transferable and non-exclusive license to use all computer software manufactured and provided by Rapistan Systems under the Agreement. Title to the software and documentation, if any, provided hereunder shall at all times remain with Rapistan Systems. Purchaser agrees to use such software strictly in compliance with the terms of the Agreement, and for the use(s) contemplated herein, and specifically agrees not to copy, furnish, disclose, or otherwise make said software, or any portion thereof, available to any third party.
c. The Rapistan Systems manufactured and provided software is a proprietary trade secret of Rapistan Systems. Purchaser agrees to maintain confidentiality of Rapistan Systems software, and to restrict access to Purchaser's employees or agents directly concerned with Purchaser's licensed use of same.
d. Refer to Article 2 for provisions of title for software which Rapistan Systems acquires from original manufacturers.

10. DELAYS: If Rapistan Systems' performance is delayed or prevented by Purchaser or other cause uncontrolled by Rapistan Systems (such as casualty, labor trouble, governmental action, inability to obtain supplies or transportation, or any order modification by the Purchaser):

      Purchaser agrees to pay Rapistan Systems invoices upon notification that equipment is ready for shipment in accordance with the shipping schedule and to reimburse Rapistan Systems for expenses incident to such delay including, without limitation, the cost of engineering, equipment and installation escalations; maintaining, repairing and refurbishing equipment; storage, demurrage, and pullout charges from installation site; and

      The time for delivery of the equipment and performance of the services will be extended accordingly, and Rapistan Systems will not be liable for any damages caused by the delay; and

      The stated purchase price shall be revised based upon labor wage rates and other conditions prevailing at the time of actual performance.

11. PATENTS: Rapistan Systems agrees to indemnify and hold Purchaser harmless from any damages that may be awarded against Purchaser in any final judgment based upon a claim


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      that the equipment or its use infringes any currently existing United
      States patents owned by third parties, provided that Purchaser notifies Rapistan Systems in writing within 10 days of Purchaser's knowledge of any such claim, and gives Rapistan Systems the exclusive control of the defense and settlement of any claim, including the right to make changes in the equipment to avoid alleged infringement. Purchaser is responsible for any infringement claim arising from any modifications of the equipment by Purchaser or any combining by Purchaser of the equipment with other equipment not furnished by Rapistan Systems.

12. ASSIGNMENT/SUBCONTRACTS: Purchaser shall not delegate the performance of any obligation hereunder, nor assign any rights arising under the Agreement, to any third person without the prior written consent of Rapistan Systems.

      Rapistan Systems reserves the right to use subcontractors in the performance of any services to be performed by Rapistan Systems. Rapistan Systems is responsible for the acts and omissions of any subcontractor so engaged.

13. LIMITATION OF REMEDIES/GOVERNING LAW: The Agreement sets forth Purchaser's sole and exclusive remedies for any defect in or non-conformity of any equipment of services and for any negligent design, manufacture, or installation of the equipment, and for any breach of the Agreement by Rapistan Systems. Rapistan Systems in no event shall be liable for incidental or consequential damages (including loss of profit).

      The Agreement shall be interpreted and enforced in accordance with the substantive laws of the State of Michigan.


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